      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1998

                                                      REGISTRATION NO. 333-50227
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 2 TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

U S WEST, INC. (to be renamed
   "MediaOne Group, Inc.")               DELAWARE                     4841                 84-0926774
MEDIAONE GROUP FUNDING, INC.             DELAWARE                     4841                 APPLIED FOR
  MEDIAONE FINANCE TRUST I               DELAWARE                     4841                 APPLIED FOR
  MEDIAONE FINANCE TRUST II              DELAWARE                     4841                 APPLIED FOR
(Exact name of Registrant as   (State or other Jurisdiction     (Primary Standard       (I.R.S. Employer
  Specified in its Charter)                 of               Industrial Code Number)     Identification
                                     Incorporation or                                        Number)
                                      Organization)

                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6500

         (Address, including ZIP code, and telephone number, including area code, of each registrants' principal executive offices)

                             STEPHEN E. BRILZ, ESQ.
                                 U S WEST, INC.
                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6500

      (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                             DENNIS J. BLOCK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               Upon consummation of the Offers described herein.

                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits the board of directors of each of U S WEST and MediaOne Funding to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of U S WEST or MediaOne Funding, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Certificate of Incorporation and Bylaws of each of U S WEST and MediaOne Funding provides for indemnification of its directors and officers to the fullest extent permitted by law.

    As permitted by section 102 of the DGCL, the Certificate of Incorporation of each of U S WEST and MediaOne Funding eliminates a person's liability to U S WEST or MediaOne Funding, as the case may be, or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the board of directors of U S WEST or MediaOne Funding; provided, however, that the foregoing does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to U S WEST or MediaOne Funding or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    The Declaration of each of New Trust provides that no New Regular Trustee, affiliate of any New Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any New Regular Trustee, or any employee or agent of such New Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such New Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such New Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omission.

    The Declaration of each New Trust also provides that to the fullest extent permitted by applicable law, U S WEST shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such New Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omissions. The Declaration of each New Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by U S WEST prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by of an undertaking by or on behalf of the

Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

    The directors and officers of U S WEST, MediaOne Funding and the New Regular Trustees of each New Trust are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by U S WEST, MediaOne Funding and the New Trusts.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.


    (2-A)     --      Form of Separation Agreement between U S WEST, Inc. (to be renamed MediaOne
                      Group, Inc.) and USW-C, Inc. (to be renamed "U S WEST, Inc") (incorporated by reference to Exhibit 2-A to Registration Statement on Form S-4 of USW-C,
                      Inc., File No. 333-45765)
    (3-A)     --      Restated Certificate of Incorporation of U S WEST, Inc. (to be renamed
                      "MediaOne Group, Inc.") (incorporated by reference to Annex A-2 to
                      Prospectus included in Registration Statement on Form S-4 of USW-C, Inc.,
                      File No. 333-45765)
    *3-B      --      Certificate of Incorporation of MediaOne Group Funding, Inc.
    *3-C      --      Bylaws of U S WEST, Inc. (to be renamed "MediaOne Group, Inc.")
    *3-D      --      Bylaws of MediaOne Group Funding, Inc.
    *3-E      --      Certificate of Trust of MediaOne Finance Trust I
    *3-F      --      Certificate of Trust of MediaOne Finance Trust II
    *4-A      --      Form of Amended and Restated Declaration of Trust of MediaOne Finance Trust
                      I
    *4-B      --      Form of Amended and Restated Declaration of Trust of MediaOne Finance Trust
                      II
    *4-C      --      Form of Indenture among MediaOne Group Funding, Inc., U S WEST, Inc. (to be renamed "MediaOne Group, Inc.") and Norwest Bank Minnesota, National
                      Association, as Trustee.
    *4-D      --      Form of First Supplemental Indenture with respect to the Debt Securities to be issued to MediaOne Finance Trust I
    *4-E      --      Form of Second Supplemental Indenture with respect to the Debt Securities to be issued to MediaOne Finance Trust II
    *4-F      --      Form of Preferred Security of MediaOne Finance Trust I (included in Exhibit
                      4-A)
    *4-G      --      Form of Preferred Security of MediaOne Finance Trust II (included in Exhibit
                      4-B)
    *4-H      --      Form of Debt Security and Debt Guarantee to be issued to MediaOne Finance
                      Trust I (included in Exhibit 4-D)
    *4-I      --      Form of Debt Security and Debt Guarantee to be issued to MediaOne Finance
                      Trust II (included in Exhibit 4-E)
    *4-J      --      Form of Preferred Securities Guarantee for MediaOne Finance Trust I
    *4-K      --      Form of Preferred Securities Guarantee for MediaOne Finance Trust II
    *5-A      --      Opinion of Morris, Nichols, Arsht & Tunnell
    *5-B      --      Opinion of Weil, Gotshal & Manges LLP
    *8-A      --      Tax Opinion of Weil, Gotshal & Manges LLP

   (12-A)     --      Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to
                      Combined Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12 to U S WEST's Annual Report on Form 10-K for the
                      year ended December 31, 1997 (as amended by form 10-K/A filed on April 13,
                      1998), File No. 1-8611)
   *23-A      --      Consent of Arthur Andersen LLP
   *23-B      --      Consent of Coopers & Lybrand L.L.P.
   *23-C      --      Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5-A)
   *23-D      --      Consent of Weil, Gotshal & Manges LLP (included in Exhibits 5-B and 8-A)
   *24-A      --      Powers of Attorney
   *25-A      --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Norwest Bank Minnesota, National Association, as Trustee under the
                      Indenture
   *25-B      --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Property Trustee under the
                      Declaration of Trust of MediaOne Finance Trust I
   *25-C      --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Preferred
                      Securities Guarantee for MediaOne Finance Trust I
   *25-D      --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Property Trustee under the
                      Declaration of Trust of MediaOne Finance Trust II
   *25-E      --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Preferred
                      Securities Guarantee for MediaOne Finance Trust II
    99-A      --      Form of Letter of Transmittal and Consent
   *99-B      --      Form of Notice of Guaranteed Delivery
   *99-C      --      Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
                      other Nominees
    99-D      --      Form of Letter to Clients
   *99-E      --      Question and Answer Pamphlet
   *99-F      --      Tombstone Advertisement


------------------------

*   Previously filed.

ITEM 22. UNDERTAKINGS.

    The Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

       (iii) to include any material information with respect to the Offers not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted against such Registrant by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, U S WEST, Inc. (to be renamed "MediaOne Group, Inc.") certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 5th day of May, 1998.


                                U S WEST, INC.
                                (to be renamed "MediaOne Group, Inc.")

                                By:             /s/ STEPHEN E. BRILZ
                                     -----------------------------------------
                                                  Stephen E. Brilz
                                                Assistant Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

Richard D. McCormick*                         President and Chief Executive Officer

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

                                              Executive Vice President and Chief Financial
Michael P. Glinsky*                             Officer

DIRECTORS:

Robert L. Crandall*
Grant A. Dove*
Allan D. Gilmour*
Pierson M. Grieve*
George J. Harad*
Allen F. Jacobson*
Charles M. Lillis*
Richard D. McCormick*
Marilyn Carlson Nelson*
Frank Popoff*
Charles P. Russ, III*
Louis A. Simpson*
John "Jack" Slevin*
Solomon D. Trujillo*
Jerry O. Williams*

*By          /s/ STEPHEN E. BRILZ
      --------------------------------------
                Stephen E. Brilz
              Assistant Secretary


Dated: May 5, 1998

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, MediaOne Group Funding, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 5th day of May, 1998.


                                          MEDIAONE GROUP FUNDING, INC.

                                          By  /s/ STEPHEN E. BRILZ

                                          --------------------------------------

                                                     Stephen E. Brilz

                                                         Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

Contance P. Campbell*                         President

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

                                              Vice President and Chief
Rahn K. Porter*                                 Financial Officer

DIRECTORS:

Constance P. Campbell*

*By          /s/ STEPHEN E. BRILZ
      --------------------------------------
                Stephen E. Brilz
                   Secretary


Dated: May 5, 1998

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned Registrants certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 5th day of May, 1998.


                                          MEDIAONE FINANCE TRUST I

                                          By  /s/      CONSTANCE P. CAMPBELL

                                          --------------------------------------

                                              Constance P. Campbell, Trustee

                                          By  /s/         RHAN K. PORTER

                                          --------------------------------------

                                                  Rhan K. Porter, Trustee

                                          MEDIAONE FINANCE TRUST II

                                          By  /s/      CONSTANCE P. CAMPBELL

                                          --------------------------------------

                                              Constance P. Campbell, Trustee

                                          By  /s/         RHAN K. PORTER

                                          --------------------------------------

                                                  Rhan K. Porter, Trustee